Exhibit 10.2(7)
Execution Copy

AMENDMENT NUMBER SEVEN
TO THE
UPS 401(k) SAVINGS PLAN
AMENDMENT AND RESTATEMENT
EFFECTIVE AS OF DECEMBER 31, 2008

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS 401(k) Savings Plan (the “Plan”) as amended and restated effective as of December 31, 2008;

WHEREAS, the Board of Directors of the Company (“Board”) reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan to provide that a participant may request an in-service hardship withdrawal due to economic loss caused by Hurricane Sandy.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the UPS 401(k) Savings Plan (“Plan”), the Plan is hereby amended as follows:

1.
Section 9.8(c)(1), Financial Need, is hereby amended, effective October 26, 2012, by deleting the “or” at the end of Section 9.8(c)(1)(vi), deleting the “.” at the end of Section 9.8(c)(1)(vii) and replacing it with a “, or” and inserting a new Section 9.8(c)(1)(viii) at the end of such Section to read as follows:

(viii)    economic loss caused by Hurricane Sandy for Participants whose principal residence on October 26, 2012, was located in one of the counties or Tribal Nations that have been identified as “covered disaster areas” because of the devastation caused by Hurricane Sandy or whose place of employment was located in one of these counties or Tribal Nations on that date or whose lineal ascendant or descendant, dependent or spouse had a principal residence or place of employment in one of these counties or Tribal Nations on that date. “Covered disaster areas” are identified as federally declared disaster areas in the News Releases issued by the IRS for Victims of Hurricane Sandy, which are found on IRS.gov at: http://www.irs.gov/uac/Newsroom/Help-for-Victims-of-Hurricane-Sandy. The provisions in Section 9.8(c)(3)(i) do not apply to these distributions. Distributions shall be made on or after October 26, 2012 and no later than February 1, 2013 for the purpose described under this Section 9.8(c)(1)(viii).

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors and/or its Executive Committee has caused this Amendment Number Seven to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Teri P. McClure	/s/ D. Scott Davis
Teri P. McClure	D. Scott Davis
Secretary	Chairman

Date: December 12, 2013	Date: December 12, 2013